EXHIBIT 12



Boeing Capital Corporation and Subsidiaries
Computation of Ratio of Income to Fixed Charges
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                                                                         Years Ended December 31,
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(Dollars in millions)                             2001             2000             1999            1998            1997
------------------------------------------------------------------------------------------------------------------------------
Income:
   Income before provision for
      income taxes                           $       238.2     $       167.9   $      126.7     $     104.6     $      87.8
   Fixed charges                                     327.0             234.7          135.7           132.4           130.2
                                             ---------------------------------------------------------------------------------

   Income before provision for
      income taxes and fixed charges         $       565.2     $       402.6          262.4           237.0           218.0
                                             =================================================================================

Fixed charges:
   Interest expense                          $       321.5     $       229.2   $      130.0     $     126.7     $     124.7
   Preferred stock dividend
      requirement(1)                                   5.5               5.5            5.7             5.7             5.5
                                             ---------------------------------------------------------------------------------
                                             $       327.0             234.7          135.7           132.4           130.2
                                             =================================================================================

Ratio of income before provision
   for income taxes and fixed
   charges to fixed charges                            1.73              1.72           1.93            1.79            1.67
                                             =================================================================================

(1) Grossed up to a pre-tax basis.

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